UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2019

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9807 Katy Freeway, Suite 100 Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

Registrant’s telephone number, including area code: (281) 836-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	AROC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.             Entry into a Material Definitive Agreement.

Elite Purchase Agreement

On June 23, 2019, Archrock, Inc. (“Archrock”) and Archrock Services, L.P., a wholly-owned subsidiary of Archrock (“Archrock Services” and, together with Archrock, the “Archrock Buyer Parties”), entered into an Asset Purchase Agreement (the “Elite Purchase Agreement”) with Elite Compression Services, LLC (“Elite”), a portfolio company of JDH Capital Company (together with its affiliates, “JDH”), pursuant to which, among other things, the Archrock Buyer Parties will acquire substantially all the assets of Elite, including approximately 430,000 of predominately large-horsepower compression assets, for aggregate consideration equal to $410 million (the “Elite Acquisition”), consisting of (i) an amount of cash equal to $205 million and (ii) 21,656,683 newly issued shares of Archrock’s common stock, par value $0.01 per share (the “Archrock Common Stock”), to be issued to JDH.  JDH is a private investment firm controlled by Jeffery D. Hildebrand, Executive Chairman and Founder of Hilcorp Energy Company (“Hilcorp”), which is one of Archrock’s customers.

The Elite Acquisition is expected to close in the third quarter of 2019, subject to certain closing conditions, including (i) the absence of certain legal impediments to the consummation of the Elite Acquisition; (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), with respect to the Elite Acquisition and the Harvest Sale (as defined below); (iii) the consummation of the Harvest Sale; (iv) the parties’ performance, in all material respects, of their respective obligations under the Elite Purchase Agreement; (v) subject to specified materiality standards, the accuracy of the parties’ respective representations and warranties as of the closing of the Elite Acquisition (the “Closing”); (vi) the consent of certain third-party customers of Elite; and (vii) the issuance of the 21,656,683 shares of Archrock Common Stock to JDH.

The Elite Purchase Agreement contains customary representations, warranties and covenants by the parties.  The Elite Purchase Agreement also contains customary covenants and agreements, including covenants and agreements relating to, among other things, (i) the conduct of the business of Elite between the date of the signing of the Elite Purchase Agreement and the Closing and (ii) the efforts of the parties to cause the Elite Acquisition to be completed, including actions which may be necessary to cause the expiration or termination of the waiting period under the HSR Act, if applicable.  Pursuant to the terms of the Elite Purchase Agreement, the parties have agreed to use their reasonable best efforts to take all actions necessary, proper or advisable in connection with the HSR Act to consummate the Elite Acquisition no later than on August 31, 2019.

Pursuant to the Elite Purchase Agreement, Archrock Services has agreed to indemnify Elite, its affiliates, and all of their respective managers, partners, directors, officers and owners against certain losses resulting from any breach of a representation or warranty or any nonfulfillment of or failure to perform any covenant of the Archrock Buyer Parties.  Elite has agreed to indemnify the Archrock Buyer Parties, their affiliates, and all of their respective managers, partners, directors, officers and owners members, directors, managers, officers, employees and agents against certain losses resulting from any breach of a representation or warranty or any nonfulfillment of or failure to perform any covenant of Elite.  Additionally, in connection with the Closing, Archrock Services will obtain a buyer-side representation and warranty insurance policy to provide coverage for breaches of representations and warranties of Elite contained in the Elite Purchase Agreement, which policy will be subject to certain exclusions, deductibles, and other terms and conditions set forth therein.  Pursuant to the Elite Purchase Agreement, the costs to obtain such policy will be paid by Archrock Services.

Pursuant to the terms of the Elite Purchase Agreement, Archrock has agreed to enter into a Board Representation Agreement (“Board Representation Agreement”) with JDH at the Closing, pursuant to which JDH will have the right to designate one director to Archrock’s board of directors (the “Board”) for so long as JDH or its successors (together with all affiliates of such person) continue to hold, on an aggregate basis, at least 7.5% of the then-issued and outstanding shares of Archrock Common Stock.  In connection with the Board’s approval of the Elite Acquisition, the Board unanimously voted to increase the size of the Board from eight members to nine members and to elect Mr. Hildebrand to fill the vacancy, conditioned and effective upon the Closing.  Following the Closing, Mr. Hildebrand is expected to serve as a member of the Board until the 2020 annual meeting of Archrock’s stockholders, or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.  Mr. Hildebrand is not expected to serve on any committee of the Board.

Additionally, pursuant to the terms of the Elite Purchase Agreement, Archrock has agreed to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with JDH at the Closing, pursuant to which, among other things, JDH will have certain rights to require Archrock to file and maintain the effectiveness of a registration statement with respect to the re-sale of Archrock Common Stock owned by JDH, and under certain circumstances, to require Archrock to initiate underwritten offerings for such Archrock Common Stock.  In addition, JDH will agree not to sell, transfer or dispose of its Archrock Common Stock during a holding period that expires six months after the date of the Registration Rights Agreement.

The Elite Purchase Agreement may be terminated, subject to certain exceptions, (i) upon the mutual written consent of Archrock Services and Elite, (ii) if the Closing has not occurred by August 31, 2019 (subject to extension pursuant to the terms of the Elite Purchase Agreement), (iii) for certain material breaches of representations and warranties or covenants that remain uncured or (iv) upon the occurrence of certain other events specified in the Elite Purchase Agreement.

The foregoing description of the Elite Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Elite Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

Harvest Purchase Agreement

On June 23, 2019, Archrock Services entered into an Asset Purchase Agreement (the “Harvest Purchase Agreement” and, together with the Elite Purchase Agreement, the “Purchase Agreements”) with Harvest Four Corners, LLC (“Harvest”), an affiliate of Hilcorp, pursuant to which, among other things, Harvest will acquire from Archrock Services approximately 80,000 active and idle compression horsepower (the “Assets”) from Archrock Services for consideration equal to $30 million to be paid in cash (the “Harvest Acquisition” and, together with the Elite Acquisition, the “Acquisitions”). The Harvest Acquisition is expected to close in the third quarter of 2019, subject to customary closing conditions.

The Harvest Purchase Agreement contains customary representations, warranties and covenants by the parties. The Harvest Purchase Agreement also contains customary pre-closing covenants, including the obligation of Archrock Services to maintain and operate the Assets in the ordinary course of business consistent with past practice and in accordance with all laws and any contracts applicable to the Assets, subject to certain exceptions. Pursuant to the Harvest Purchase Agreement, Harvest has agreed to indemnify Archrock Services and its affiliates, and all of their respective partners, members, owners, directors, officers, managers, employees, attorneys, agents and representatives against certain liabilities resulting from any breach of a representation, warranty, covenant or agreement of Harvest. Archrock Services has agreed to indemnify Harvest and its affiliates, and all of their respective partners, members, owners, directors, officers, managers, employees, attorneys, agents and representatives against certain liabilities resulting from any breach of a representation, warranty, covenant or agreement of Archrock Services.

The foregoing description of the Harvest Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Harvest Purchase Agreement, a copy of which is filed as Exhibit 2.2 to this Current Report and is incorporated by reference herein.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information regarding Archrock’s issuance of shares of Archrock Common Stock in connection with the Elite Acquisition set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The shares of Archrock Common Stock to be issued pursuant to the Elite Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information regarding Mr. Hildebrand’s conditional appointment to the Board in connection with the Elite Acquisition and effective upon the Closing set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 5.02.

From time to time, Archrock provides compression services to certain affiliates of Mr. Hildebrand.  For the fiscal year ended December 31, 2018, affiliates of Mr. Hildebrand paid an aggregate of approximately $8.9 million to affiliates of Archrock in exchange for compression and related services.

Other than the Board Representation Agreement, there are no arrangements or understandings between Mr. Hildebrand and any other person pursuant to which he was elected as a director.  Further, other than as disclosed herein, there are no transactions between Mr. Hildebrand or any member of his immediate family and Archrock or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Commission.

Pursuant to the Board Representation Agreement, Mr. Hildebrand will not receive any compensation for his service as a director of Archrock.

Item 7.01                                           Regulation FD Disclosure.

On June 24, 2019, Archrock issued a press release announcing the entry into the Purchase Agreements.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On June 24, 2019, Archrock also posted to its website an investor presentation related to the Acquisitions.  A copy of the investor presentation is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information set forth in this Item 7.01 and the attached Exhibit 99.1 and Exhibit 99.2 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information included in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01                                           Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
2.1*	Asset Purchase Agreement, dated as of June 23, 2019, by and among Archrock Services, L.P., Archrock, Inc. and Elite Compression Services, LLC.
2.2*	Asset Purchase Agreement, dated as of June 23, 2019, by and between Archrock Services, L.P. and Harvest Four Corners, LLC.
99.1	Press Release dated June 24, 2019.
99.2	Investor Presentation dated June 24, 2019.

*            The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

June 24, 2019	By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary